Exhibit 4.6

K12 INC.

2007 EQUITY INCENTIVE AWARD PLAN

(as amended on December 16, 2010)

ARTICLE 1

PURPOSE

The purpose of the K12 Inc. 2007 Equity Incentive Award Plan, as amended and restated (the “Plan”) is to promote the success and enhance the value of K12 Inc. (the “Company”) by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders.  The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.  The singular pronoun shall include the plural where the context so indicates.

2.1                               “Administrator” means the entity or person that conducts the general administration of the Plan as provided herein.  With reference to the administration of the Plan with respect to Awards granted to Independent Directors, the term “Administrator” shall refer to the Board.  With reference to the administration of the Plan with respect to any other Award, the term “Administrator” shall refer to the Committee unless the Board has assumed the authority for administration of the Plan generally as provided in Section 12.1.  With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 12.5 of the Plan, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation.

2.2                               “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Dividend Equivalents award, a Stock Payment award, a Restricted Stock Unit award, an Other Stock-Based Award, or a Performance Bonus Award granted to a Participant pursuant to the Plan.

2.3                               “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

2.4                               “Board” means the Board of Directors of the Company.

2.5                               “Change in Control” means and includes each of the following:

(a)                                 A transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b)                                 During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.5(a) or Section 2.5(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c)                                  The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i)                                     Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii)                                  After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.5(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.6                               “Code” means the Internal Revenue Code of 1986, as amended.

2.7                               “Committee” means the committee of the Board described in Article 12.

2.8                               “Consultant” means any consultant or adviser if:

(a)                                 The consultant or adviser renders bona fide services to the Company or any Parent or Subsidiary;

(b)                                 The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the securities of the Company or of any Parent or Subsidiary; and

(c)                                  The consultant or adviser is a natural person.

2.9                               “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.10                        “Director” means a member of the Board, or as applicable a member of the board of directors of a Subsidiary.

2.11                        “Disability” means “disability,” as such term is defined in Section 22(e)(3) of the Code.

2.12                        “Dividend Equivalents” means a right granted to a Participant pursuant to Section 8.1 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

2.13                        “Effective Date” has the meaning set forth in Section 13.1.

2.14                        “Eligible Individual” means any person who is an Employee, a Consultant or a Director, as determined by the Administrator.

2.15                        “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or of any Parent or Subsidiary.

2.16                        “Equity Restructuring” shall mean a nonreciprocal transaction between the company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Stock (or other securities of the Company) or the share price of Stock (or other securities) and causes a change in the per share value of the Stock underlying outstanding Awards.

2.17                        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.18                        “Expiration Date” has the meaning set forth in Section 13.2.

2.19                        “Fair Market Value” means, as of any given date, the fair market value of a share of Stock on the date determined by such methods or procedures as may be established from time to time by the Administrator.  Unless otherwise determined by the Administrator, the Fair

Market Value of a share of Stock as of any given date shall be (a) if Stock is traded on any established stock exchange, the closing price of a share of Stock as reported in the Wall Street Journal (or such other source as the Administrator may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred; or (b) if Stock is not traded on an exchange but is quoted on a national market or other quotation system, the last sales price on such date, or if no sales occurred on such date, then on the date immediately prior to such date on which sales price are reported.

2.20                        “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

2.21                        “Independent Director” means a Director of the Company who is not an Employee.

2.22                        “Misconduct” means the occurrence of any of, but not limited to, the following:  (i) the Participant is charged with any felony or any crime involving fraud or dishonesty; (ii) the Participant’s participation (whether by affirmative act or omission) in a fraud, act or dishonesty or other act of misconduct against the Company and/or any Parent or Subsidiary; (iii) conduct by the Participant which, based upon a good faith and reasonable factual investigation by the Company (or, if the Participant is an executive officer, by the Board), demonstrates the Participant’s unfitness to serve; (iv) the Participant’s violation of any statutory or fiduciary duty, or duty of loyalty owed to the Company and/or any Parent or Subsidiary; (v) the Participant’s violation of state or federal law in connection with the Participant’s performance of his or her job which has an adverse effect on the Company and/or any Parent or Subsidiary; and (vi) the Participant’s violation of Company policy which has a material adverse effect on the Company and/or any Parent or Subsidiary.  Notwithstanding the foregoing, the Participant’s Disability shall not constitute Misconduct as set forth herein.  The determination that a termination is for Misconduct shall be by the Administrator it its sole and exclusive judgment and discretion.

2.23                        “Non-Employee Director” means a Director of the Company who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition.

2.24                        “Non-Qualified Stock Option” means an Option that is not intended to be or otherwise does not qualify as an Incentive Stock Option.

2.25                        “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods.  An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.26                        “Other Stock-Based Award” means an Award granted or denominated in Stock or units of Stock pursuant to Section 8.4 of the Plan.

2.27                        “Parent” means any “parent corporation, as defined in Section 424(e) of the Code and any applicable regulations promulgated thereunder, of the Company or any other entity which beneficially owns, directly or indirectly, a majority of the outstanding voting stock or voting power of the Company.

2.28                        “Participant” means any Eligible Individual who, as a member of the Board, Consultant or Employee, has been granted an Award pursuant to the Plan.

2.29                        “Performance-Based Award” means an Award granted to selected Covered Employees pursuant to Articles 6 and 8, but which is subject to the terms and conditions set forth in Article 9.

2.30                        “Performance Bonus Award” has the meaning set forth in Section 8.5.

2.31                        “Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period.  The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), return on net assets, return on stockholders’ equity, return on assets, return on capital, return on sales, gross or net profit margin, working capital, earnings per share of Stock, and price per share of Stock, number of new states entered, number of new countries entered, number of new schools, number of students/new students, student retention percentage, number of new courses, number of classrooms using our curriculum, academic performance, infrastructure scaling, new product development, business development, human capital development, cost management and contract renewals, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.  To the extent an Award is intended to be Qualified Performance-Based Compensation, the Administrator shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

2.32                        “Performance Goals” means, for a Performance Period, the goals established in writing by the Administrator for the Performance Period based upon the Performance Criteria.  Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division or other operational unit, or an individual.  To the extent an Award is intended to be Qualified Performance-Based Compensation, the Administrator, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

2.33                        “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

2.34                        “Plan” means this K12 Inc. 2007 Equity Incentive Award Plan, as it may be amended from time to time.

2.35                        “Public Trading Date” means the first date upon which the Company is subject to the reporting requirements of Section 13 or 15(d)(2) of the Exchange Act.

2.36                        “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.37                        “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.38                        “Restricted Stock Unit” means a right to receive a share of Stock during specified time periods granted pursuant to Section 8.3.

2.39                        “Securities Act” means the Securities Act of 1933, as amended.

2.40                        “Stock” means the common stock of the Company, par value $0.0001 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 11.

2.41                        “Stock Appreciation Right” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the Stock Appreciation Right is exercised over the Fair Market Value of such number of shares of Stock on the date the Stock Appreciation Right was granted as set forth in the applicable Award Agreement.

2.42                        “Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Section 8.2.

2.43                        “Subsidiary” means any “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder of the Company or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

2.44                        “Successor Entity” has the meaning set forth in Section 2.5.

2.46                        “Termination of Consultancy” means the time when the engagement of a Participant as a Consultant to the Company or to a Parent or Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement, but excluding:  (a) terminations where there is a simultaneous employment or continuing employment of the Participant by the Company or any Parent or Subsidiary, and

(b) terminations where there is a simultaneous reestablishment of a consulting relationship or continuing consulting relationship between the Participant and the Company or any Parent or Subsidiary.  The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Consultancy.  Notwithstanding any other provision of the Plan, the Company or any Parent or Subsidiary has an absolute and unrestricted right to terminate a Consultant’s service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

2.47                        “Termination of Directorship” means the time when a Participant, if he or she is or becomes an Independent Director, ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement.  The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors.

2.48                        “Termination of Employment” means the time when the employee-employer relationship between a Participant and the Company or any Parent or Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement; but excluding:  (a) terminations where there is a simultaneous reemployment or continuing employment of the Participant by the Company or any Parent or Subsidiary, and (b) terminations where there is a simultaneous establishment of a consulting relationship or continuing consulting relationship between the Participant and the Company or any Parent or Subsidiary.  The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Employment.

2.49                        “Termination of Service” shall mean the last to occur of a Participant’s Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.  A Participant shall not be deemed to have a Termination of Service merely because of a change in the capacity in which the Participant renders service to the Company or any Parent or Subsidiary (i.e., a Participant who is an Employee becomes a Consultant) or a change in the entity for which the Participant renders such service (i.e., an Employee of the Company becomes an Employee of a Subsidiary), unless following such change in capacity or service the Participant is no longer serving as an Employee, Independent Director or Consultant of the Company or any Parent or Subsidiary.

ARTICLE 3

SHARES SUBJECT TO THE PLAN

3.1                               Number of Shares.

(a)                                 Subject to Article 11 and Section 3.1(b), the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan shall be the sum of: (i) 4,000,000 shares of Stock; plus (ii) with respect to awards granted under the K12 Inc. Amended and Restated Stock Option Plan (the “Prior Plan”) on or before the Effective Date that expire or are canceled without having been exercised in full or shares of Stock that are forfeited or repurchased pursuant to the terms of awards granted under the Prior Plan, the number of shares of Stock subject to each such award as to which such award was not exercised prior to its expiration or cancellation or which are forfeited or repurchased by the Company.  The aggregate number of shares of Stock subject to outstanding awards under the Prior Plan was 17,492,637 shares of Stock.  In addition, subject to Article 11, commencing on July 1, 2008, and on each July 1 thereafter during the term of the Plan, the number of shares of Stock which shall be made available for sale under the Plan shall be increased by that number of shares of Stock equal to the least of:  (i) 4% of the Company’s outstanding shares of Stock on the applicable July 1; (ii) 14,000,000 shares; and (iii) a lesser number of shares of Stock as determined by the Board (the “Evergreen”).  Accordingly, the number of shares of Stock which shall be available for sale under the Plan shall be subject to increase under the preceding sentence only on July 1, 2008 and on each subsequent July 1 through and including July 1, 2017.  Notwithstanding anything in this Section 3.1(a) to the contrary, the number of shares of Stock that may be issued or transferred pursuant to Awards under the Plan shall not exceed an aggregate of 21,492,637 shares of Stock, plus the increases in the shares of Stock pursuant to the Evergreen, subject to Article 11.  In order that the applicable regulations under the Code relating to Incentive Stock Options be satisfied, the maximum number of shares of Stock that may be delivered upon exercise of Incentive Stock Options shall be the number specified in the preceding sentence, and, if necessary to satisfy such regulations, such maximum limit shall apply to the number of shares of Stock that may be delivered in connection with each other type of Award under the Plan (applicable separately to each type of Award).

(b)                                 To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan.  Additionally, any shares of Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall again be available for the grant of an Award pursuant to the Plan.  If any shares of Restricted Stock are forfeited by a Participant or repurchased by the Company pursuant to Article 6 hereof, such shares shall again be available for the grant of an Award pursuant to the Plan.  To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Parent or Subsidiary shall not be counted against shares of Stock available for grant pursuant to the Plan.  The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares of Stock available for issuance under the Plan.

(c)                                  Notwithstanding the provisions of Section 3.1(b), no shares of Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

3.2                               Stock Distributed.  Any shares of Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

3.3                               Limitation on Number of Shares and Values Subject to Awards.  Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any calendar year shall be 2,000,000 and the maximum amount that may be paid in cash during any calendar year with respect to any Performance-Based Award (including, without limitation, any Performance Bonus Award) shall be $3,000,000; provided, however, that such limitation shall not apply until the Plan is approved by the stockholders of the Company in 2010.

ARTICLE 4

ELIGIBILITY AND PARTICIPATION

4.1                               Eligibility.  Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan.

4.2                               Participation.  Subject to the provisions of the Plan, the Administrator may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award.  No Eligible Individual shall have any right to be granted an Award pursuant to this Plan.

4.3                               Foreign Participants.  In order to assure the viability of Awards granted to Participants employed in foreign countries, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom.  Moreover, the Administrator may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the limitations on the number of shares of Stock (a) issued or transferred pursuant to Awards under the Plan, as detailed in Section 3.1, and (b) issued or transferred pursuant to Awards granted to any one Participant during any calendar year, as detailed in Section 3.3 of the Plan.

ARTICLE 5

STOCK OPTIONS

5.1                               General.  The Administrator is authorized to grant Options to Eligible Individuals on the following terms and conditions:

(a)                                 Exercise Price.  The exercise price per share of Stock subject to an Option shall be determined by the Administrator and set forth in the Award Agreement; provided that, subject to Section 5.2(d), the exercise price for any Option shall not be less than par value of a share of Stock on the date of grant.

(b)                                 Time and Conditions of Exercise.  The Administrator shall determine the time or times at which an Option may be exercised in whole or in part.  The Administrator shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c)                                  Payment.  The Administrator shall determine the methods, terms and conditions by which the exercise price of an Option may be paid, and the form and manner of payment, including, without limitation, payment in the form of: (i) cash, (ii) promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code, (iii) shares of Stock held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, or (iv) other property acceptable to the Administrator (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale).  The Administrator shall also determine the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants.  Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option in any method which would violate Section 13(k) of the Exchange Act.

(d)                                 Evidence of Grant.  All Options shall be evidenced by an Award Agreement between the Company and the Participant.  The Award Agreement shall include such additional provisions as may be specified by the Administrator.

5.2                               Incentive Stock Options.  The terms of any Incentive Stock Options granted pursuant to the Plan must comply with the conditions and limitations contained in Section 13.2 and this Section 5.2.

(a)                                 Eligibility.  Incentive Stock Options may be granted only to employees (as defined in accordance with Section 3401(c) of the Code) of the Company or a Subsidiary which constitutes a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or a Parent which constitutes a “parent corporation” of the Company within the meaning of Section 424(e) of the Code.

(b)                                 Exercise Price.  The exercise price per share of Stock shall be set by the Administrator; provided that subject to Section 5.2(e) the exercise price for any Incentive Stock Option shall not be less than 100% of the Fair Market Value on the date of grant.

(c)                                  Expiration.  Subject to Section 5.2(e), an Incentive Stock Option may not be exercised to any extent by anyone after the tenth anniversary of the date it is granted, unless an earlier time is set in the Award Agreement.

(d)                                 Individual Dollar Limitation.  The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision.  To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock

Options.

(e)                                  Ten Percent Owners.  An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company or any “subsidiary corporation” of the Company or “parent corporation” of the Company (each within the meaning of Section 424 of the Code) only if such Option is granted at an exercise price per share that is not less than 110% of the Fair Market Value per share of the Stock on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(f)                                   Notice of Disposition.  The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

(g)                                  Transferability; Right to Exercise.  An Incentive Stock Option shall not be transferable by the Participant other than by will or by the laws of descent or distribution.  During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

(h)                                 Failure to Meet Requirements.  Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.

5.3                               Substitution of Stock Appreciation Rights.  The Administrator may provide in the Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option, subject to the provisions of Section 7.2 hereof; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of shares of Stock for which such substituted Option would have been exercisable.

ARTICLE 6

RESTRICTED STOCK AWARDS

6.1                               Grant of Restricted Stock.  The Administrator is authorized to make Awards of Restricted Stock to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.  All Awards of Restricted Stock shall be evidenced by an Award Agreement.

6.2                               Issuance and Restrictions.  Restricted Stock shall be subject to such repurchase restrictions, forfeiture restrictions, restrictions on transferability and other restrictions as the Administrator may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock).  These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Administrator determines at the time of the grant of the Award or thereafter.

6.3                               Repurchase or Forfeiture.  Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, upon Termination of Service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited or subject to repurchase by the Company (or its assignee) under such terms as the Administrator shall determine; provided, however, that the Administrator may (a) provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of a Participant’s Termination of Service under certain circumstances, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

6.4                               Certificates for Restricted Stock.  Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine.  If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse or the Award Agreement may provide that the shares shall be held in escrow by an escrow agent designated by the Company.

ARTICLE 7

STOCK APPRECIATION RIGHTS

7.1                               Grant of Stock Appreciation Rights.  A Stock Appreciation Right may be granted to any Eligible Individual selected by the Administrator.  A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall impose and shall be evidenced by an Award Agreement.

7.2                               Stock Appreciation Rights.

(a)                                 A Stock Appreciation Right shall have a term set by the Administrator.  A Stock Appreciation Right shall be exercisable in such installments as the Administrator may determine.  A Stock Appreciation Right shall cover such number of shares of Stock as the Administrator may determine.  The exercise price per share of Stock subject to each Stock Appreciation Right shall be set by the Administrator; provided, however, that the Administrator in its sole and absolute discretion may provide that the Stock Appreciation Right may be exercised subsequent to a Termination of Service or following a Change in Control of the Company, or because of the Participant’s retirement, death or Disability, or otherwise.

(b)                                 A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying (i) the amount (if any) by which the Fair Market Value of a share of Stock on the date of exercise of the Stock Appreciation Right exceeds the exercise price per share of the Stock Appreciation Right, by (ii) the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose.

7.3                               Payment and Limitations on Exercise.

(a)                                 Payment of the amounts determined under Section 7.2(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Administrator.

(b)                                 To the extent any payment under Section 7.2(b) is effected in Stock it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

ARTICLE 8

OTHER TYPES OF AWARDS

8.1                               Dividend Equivalents.

(a)                                 Any Eligible Individual selected by the Administrator may be granted Dividend Equivalents based on the dividends on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Administrator.  Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator.

(b)                                 Dividend Equivalents granted with respect to Options or Stock Appreciation Rights that are intended to be Qualified Performance-Based Compensation shall be payable, with respect to pre-exercise periods, regardless of whether such Option or Stock Appreciation Right is subsequently exercised.

8.2                               Stock Payments.  Any Eligible Individual selected by the Administrator may receive Stock Payments in the manner determined from time to time by the Administrator.  The number of shares of Stock or the number of options or other rights to purchase shares of Stock subject to a Stock Payment shall be determined by the Administrator and may be based upon the Performance Criteria or other specific performance goals determined appropriate by the Administrator.

8.3                               Restricted Stock Units.  The Administrator is authorized to make Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.  At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate.  At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Eligible Individual to whom the Award is granted.  On the maturity date, the Company shall, subject to Section 10.5(b), transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit that is vested and scheduled to be distributed on such date and not previously forfeited.  The Administrator shall specify the purchase price, if any, to be paid by the Participant to the Company for such shares of Stock.

8.4                               Other Stock-Based Awards.  Any Eligible Individual selected by the Administrator may be granted one or more Awards that provide Participants with shares of Stock or the right to purchase shares of Stock or that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator.  In making such determinations, the Administrator shall consider (among such other factors as it deems relevant in light of the specific type of Award) the contributions, responsibilities and other compensation of the particular Participant.

8.5                               Performance Bonus Awards.  Any Eligible Individual selected by the Administrator may be granted one or more Performance-Based Awards in the form of a cash bonus (a “Performance Bonus Award”) payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator.  Any such Performance Bonus Award paid to a Covered Employee shall be based upon objectively determinable bonus formulas established in accordance with Article 9.

8.6                               Term.  Except as otherwise provided herein, the term of any Award of Dividend Equivalents, Stock Payments, Restricted Stock Units or Other Stock-Based Award shall be set by the Administrator in its discretion.

8.7                               Exercise or Purchase Price.  The Administrator may establish the exercise or purchase price, if any, of any Award of any Stock Payments, Restricted Stock Units or Other Stock-Based Awards; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

8.8                               Form of Payment.  Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Administrator.

8.9                               Award Agreement.  All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Administrator and shall be evidenced by a written Award Agreement.

ARTICLE 9

PERFORMANCE-BASED AWARDS

9.1                               Purpose.  The purpose of this Article 9 is to provide the Administrator the ability to qualify Awards other than Options and Stock Appreciation Rights and that are granted pursuant to Articles 6 and 8 as Qualified Performance-Based Compensation.  If the Administrator, in its discretion, decides to grant a Performance-Based Award to a Covered

Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6 or 8; provided, however, that the Administrator may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

9.2                               Applicability.  This Article 9 shall apply only to those Covered Employees selected by the Administrator to receive Performance-Based Awards.  The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period.  Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

9.3                               Procedures with Respect to Performance-Based Awards.  To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 and 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Administrator shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period.  Following the completion of each Performance Period, the Administrator shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period.  In determining the amount earned by a Covered Employee, the Administrator shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period.

9.4                               Payment of Performance-Based Awards.  Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Parent or Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant.  Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

9.5                               Additional Limitations.  Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 10

PROVISIONS APPLICABLE TO AWARDS

10.1                        Stand-Alone and Tandem Awards.  Awards granted pursuant to the Plan may, in the discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan.  Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

10.2                        Award Agreement.  Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

10.3                        Limits on Transfer.  No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company, a Parent, or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company, a Parent, or a Subsidiary.  Except as otherwise provided by the Administrator, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution.  The Administrator by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Administrator, pursuant to such conditions and procedures as the Administrator may establish.  Any permitted transfer shall be subject to the condition that the Administrator receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s Termination of Service with the Company, a Parent, or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities.

10.4                        Beneficiaries.  Notwithstanding Section 10.3, a Participant may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death.  A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator.  If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse.  If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution.  Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Administrator.

10.5                        Stock Certificates; Book Entry Procedures.

(a)                                 Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded.  All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded.  The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock.  In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(b)                                 Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

10.6                        Paperless Administration.  In the event that the Company establishes for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

ARTICLE 11

CHANGES IN CAPITAL STRUCTURE

11.1                        Adjustments.

(a)                                 In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, distribution of Company assets to stockholders (other than normal cash dividends), or any other corporate event affecting the Stock or the share price of the Stock other than an Equity Restructuring, the Administrator may make such proportionate adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such changes with respect to (i) the aggregate number and type of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (ii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iii) the grant or exercise price per share for any outstanding Awards under the Plan.  Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b)                                 In the event of any transaction or event described in Section 11.1(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Change in Control), or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole discretion and on such terms and conditions as it deems appropriate, either by amendment of the terms of any outstanding Awards or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i)                                     To provide for either (A) termination of any such Award in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been received upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 11.1(b) the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion;

(ii)                                  To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

(iii)                               To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Restricted Stock Unit Awards and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

(iv)                              To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v)                                 To provide that the Award cannot vest, be exercised or become payable after such event.

(c)                                  In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 11.1(a) and 11.1(b): (1)

(i)                                     The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, will be proportionately adjusted.  The adjustments provided under this Section 11.1(c)(i) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.

(ii)                                  The Administrator shall make such proportionate adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 and the Award Limit).

11.2                        Acceleration Upon a Change in Control.  Notwithstanding Section 11.1, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company, a Parent, a Subsidiary, or other Company affiliate and a Participant, if a Change in Control occurs and a Participant’s Awards are not continued, converted, assumed, or replaced by (i) the Company or a Parent or Subsidiary of the Company, or (ii) a Successor Entity, then immediately prior to the Change in Control such Awards shall become fully exercisable and/or payable, as applicable, and all forfeiture, repurchase and other restrictions on such Awards shall lapse.  Upon, or in anticipation of, a Change in Control, the Administrator may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Administrator, in its sole and absolute discretion, shall determine.

11.3                        No Other Rights.  Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation.  Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

11.4                        Restrictions on Exercise.  In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of 30 days prior to the consummation of any such transaction.  .

(1)    Provision should be reviewed by the Company’s accountants.

ARTICLE 12

ADMINISTRATION

12.1                        Administrator.  Unless and until the Board delegates administration of the Plan to a Committee as set forth below, the Plan shall be administered by the full Board.  The term “Administrator” as used in this Plan shall apply to any person or persons who at the time have the authority to administer the Plan.  If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.  Notwithstanding the foregoing, however, from and after the Public Trading Date, a Committee of the Board shall administer the Plan and such committee shall consist solely of two or more members of the Board each of whom is a Non-Employee Director, and with respect to awards that are intended to be Performance-Based Awards, an “outside director” within the meaning of Section 162(m) of the Code; provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.1 or otherwise provided in any charter of the Committee.  Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term “Administrator” as used in this Plan shall be deemed to refer to the Board and (b) the Board or the Committee may delegate its authority hereunder to the extent permitted by Section 12.5.  In addition, in its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which, following the Public Trading Date, are required to be determined in the sole discretion of the Committee under Rule 16b-3 of the Exchange Act or Section 162(m) of the Code, or any regulations or rules issued thereunder.  Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment; Committee members may resign at any time by delivering written notice to the Board; and vacancies in the Committee may only be filled by the Board.

12.2                        Action by the Administrator.  Unless otherwise established by the Board or in any charter of the Company or the Committee, a majority of the Administrator shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator.  Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or of any Parent or Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company or any Parent or Subsidiary to assist in the administration of the Plan.

12.3                        Authority of Administrator.  Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and discretion to:

(a)                                 Designate Participants to receive Awards;

(b)                                 Determine the type or types of Awards to be granted to each Participant;

(c)                                  Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d)                                 Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines;

(e)                                  Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)                                   Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g)                                  Decide all other matters that must be determined in connection with an Award;

(h)                                 Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)                                     Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j)                                    Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

12.4                        Decisions Binding.  The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

12.5                        Delegation of Authority.  To the extent permitted by applicable law, the Board or the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) Employees who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder.  Any delegation hereunder shall be subject to the restrictions and limits that the Board or the Committee specifies at the time of such delegation, and the Board or the Committee may at any time rescind the authority so delegated or appoint a new delegatee.  At all times, the delegatee appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Board or the Committee.

12.6                        Amendment or Exchange of Awards.  The Administrator may (i) amend any Award to reduce the per share exercise price of such an Award below the per share exercise price as of the date the Award is granted and (ii) grant an Award in exchange for, or in connection with, the cancellation or surrender of an Award having a higher per share exercise price.

ARTICLE 13

EFFECTIVE AND EXPIRATION DATE

13.1                        Effective Date.  The Plan was originally effective as of the day prior to the Public Trading Date (the “Effective Date”).  The amendments to the Plan were approved by the Board and the shareholders of the Company, and such amendments became effective on December 16, 2010.

13.2                        Expiration Date.  The Plan will expire on, and no Award may be granted pursuant to the Plan after, the tenth anniversary of the date this Plan is approved by the Board (the “Expiration Date”).  Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

13.3                        Approval of Plan by Stockholders.  The Plan was submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial approval of the Plan and shall be submitted for the approval of the Company’s stockholders within twelve (12) months after approval of the Plan by the Board in 2010.  If the Board determines that Awards other than Options and Stock Appreciation Rights which may be granted to Covered Employees should continue to be eligible to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code, the Performance Criteria must be disclosed to and approved by the Company’s stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which the Company’s stockholders previously approved by the Plan.

ARTICLE 14

AMENDMENT, MODIFICATION, AND TERMINATION

14.1                        Amendment, Modification, And Termination.  With the approval of the Board, at any time and from time to time, the Board may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval shall be required for any amendment to the Plan that increases the number of shares of Stock available under the Plan.

14.2                        Awards Previously Granted.  No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 15

GENERAL PROVISIONS

15.1                        No Rights to Awards.  No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

15.2                        No Stockholders Rights.  Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

15.3                        Withholding.  The Company or any Parent or Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan.  The Administrator may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company or any Parent or Subsidiary, as applicable, withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld.  Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Administrator) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares of Stock which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

15.4                        No Right to Employment or Services.  Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Parent or Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Parent or Subsidiary.

15.5                        Unfunded Status of Awards.  The Plan is intended to be an “unfunded” plan for incentive compensation.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Parent or Subsidiary.

15.6                        Indemnification.  To the extent allowable pursuant to applicable law, each member of the Administrator or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

15.7                        Relationship to other Benefits.  No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Parent or Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

15.8                        Expenses.  The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

15.9                        Titles and Headings.  The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

15.10                 Fractional Shares.  No fractional shares of Stock shall be issued and the Administrator shall determine, in its discretion, whether cash shall be given in lieu of fractional shares of Stock or whether such fractional shares of Stock shall be eliminated by rounding up or down as appropriate.

15.11                 Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

15.12                 Government and Other Regulations.  The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required.  The Company shall be under no obligation to register pursuant to the Securities Act any of the shares of Stock paid pursuant to the Plan.  If the shares of Stock paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, the Company may restrict the transfer of such shares of Stock in such manner as it deems advisable to ensure the availability of any such exemption.

15.13                 Section 409A.  To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code.  To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the adoption of the Plan.  Notwithstanding any provision of the Plan to the contrary, in the event that following the adoption of the Plan the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the adoption of the Plan), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

15.14                 Governing Law.  The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the conflicts of law principles thereof.